Exhibit 99.2
OCTAVE SPECIALTY GROUP, INC.
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
The following unaudited, pro forma, combined financial information gives effect to the following transaction by Octave Specialty Group, Inc (“Octave”):
•Octave’s acquisition of ArmadaCorp Capital, LLC, (“ArmadaCorp”) under a Membership Interest Purchase Agreement dated October 31, 2025 for total consideration of approximately $250.0 million in cash, financed in part with borrowings of $120.0 million made concurrent with the acquisition (the “ArmadaCorp Transaction”).
•On September 29, 2025, pursuant to a stock purchase agreement dated as of June 4, 2024, as amended by the First Amendment thereto dated as of July 3, 2025 (the "Purchase Agreement") and the Letter Agreements dated July 3, 2025, and September 22, 2025, with American Acorn Corporation (the “Buyer”), a Delaware corporation owned by funds managed by Oaktree Capital Management, L.P., Octave sold all of the issued and outstanding shares of common stock of Ambac Assurance Corporation (“AAC”), a wholly owned subsidiary of Octave, to the Buyer for $420.0 million in cash (the "AAC Transaction”).
The ArmadaCorp Transaction and AAC Transaction have been accounted for in the unaudited pro forma combined statement of operations (the “pro forma statement of operations”) for the nine months ended September 30, 2025 and the year ended December 31, 2024, as if it had been completed on January 1, 2024, and exclude results of discontinued operations. The unaudited pro forma combined balance sheet as of September 30, 2025, gives effect to the ArmadaCorp Transaction as if it occurred on September 30, 2025.
The following unaudited pro forma combined financial statements and related notes as of and for the nine months ended September 30, 2025, and for the year ended December 31, 2024, have been derived from, and should be read in conjunction with: (i) the historical audited consolidated financial statements of Octave and accompanying notes included in Octave’s Annual Report on Form 10-K for the year ended December 31, 2024, (ii) the historical unaudited consolidated financial statements of Octave and related notes included in Octave’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2025, (iii) the historical audited consolidated financial statements of ArmadaCorp and related notes for the year ended December 31, 2024, and (iv) the historical unaudited consolidated financial statements of ArmadaCorp for the nine months ended September 30, 2025.
In accordance with Article 11 of Regulation S-X, the unaudited pro forma combined financial statements were prepared for illustrative and informational purposes only and are not intended to represent what our results of operations or financial position would have been had the ArmadaCorp Transaction and AAC Transaction occurred on the dates noted above, nor what they will be for any future periods. The pro forma adjustments are based on available information and certain assumptions that management believes are factually supportable. In the opinion of our management, all adjustments necessary to present fairly the pro forma financial statements have been made. The unaudited pro forma combined financial statements do not include the realization of any cost savings from operating efficiencies or synergies that might result from the Transaction. Additionally, we anticipate that certain nonrecurring charges will be incurred in connection with the ArmadaCorp Transaction, the substantial majority of which consist of fees paid to other professional advisors. Any such charge could affect the future results of the post-acquisition company in the period in which such charges are incurred; however, these costs are not expected to be incurred in any period beyond twelve months from the closing date of the ArmadaCorp Transaction. Accordingly, the unaudited pro forma statement of operations for the year ended December 31, 2024, reflects the effects of these non-recurring charges, which are not included in the historical statements of operations of Octave or ArmadaCorp for the year ended December 31, 2024.
In connection with the ArmadaCorp Transaction, the unaudited pro forma combined financial statements have been prepared using the acquisition method of accounting for business combinations under generally accepted accounting principles in the United State of America (US GAAP), in accordance with Accounting Standards Codifications (ASC) 805, Business Combinations. Under the acquisition method of accounting, the preliminary purchase price is allocated to the underlying tangible and intangible assets acquired, liabilities assumed and noncontrolling interests based upon their estimated fair values as of the acquisition date, with any excess purchase price allocated to goodwill. Octave has made a preliminary allocation of the purchase price as of the assumed acquisition date of September 30 2025, using information currently available. We estimated the fair value of ArmadaCorp’s assets, liabilities and noncontrolling interests based on reviews of ArmadaCorp’s historical audited financial statements, preliminary valuation studies, discussions with ArmadaCorp’s management and other due diligence procedures. The assumptions and estimates used to determine the preliminary purchase price allocation and fair value adjustments are described in the notes accompanying the unaudited pro forma combined financial statements. The final determination of the fair value of ArmadaCorp’s assets and liabilities will be based on the actual net tangible and intangible assets and liabilities of ArmadaCorp that existed as of the closing date of the acquisition (October 31, 2025). As a result, the unaudited pro forma purchase price adjustments related to the acquisition are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed. The final valuation may be materially different than the estimated values assumed in the unaudited pro forma combined financial statements.
The unaudited pro forma combined financial statements contain certain reclassification adjustments to conform the historical ArmadaCorp financial statement presentation to our financial statement presentation, and include amounts related to borrowings of $120 million in aggregate principal amount, consisting of (i) a $100 million senior secured term loan (the “Term Loan”) and (ii) a $20 million senior secured revolving credit facility (the “Revolving Facility”), used in the financing of the ArmadaCorp acquisition.

Octave Specialty Group, Inc. and Subsidiaries
Unaudited Pro Forma Combined Balance Sheet
September 30, 2025
(Dollars in thousands, except share data)

	Historical Octave Consolidated(1)	Historical ArmadaCorp As Reclassified (2)	Issuance of Credit Facility	Acquisition Accounting Adjustments related to ArmadaCorp (3)	Other Accounting Adjustments	Notes	Pro Forma Octave Consolidated
ASSETS
Cash and cash equivalents (including Restricted cash)	$51,767	$23,632	$117,470	$(106,469)	$—	2/3B	$86,400
Investments	455,228	—	—	(137,040)	—	2	318,188
Premiums, commissions and fees receivable	150,240	7,145	—	—	—		157,385
Reinsurance recoverable	440,462	—	—	—	—		440,462
Deferred ceded premiums	160,906	—	—	—	—		160,906
Intangible assets	339,197	—	—	146,000	—	2	485,197
Goodwill	445,382	—	—	90,695	—	2	536,077
Other assets	104,708	3,928	—	162	(4,467)	3A	104,331
Total assets	$2,147,890	$34,705	$117,470	$(6,652)	$(4,467)		$2,288,946
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Unearned premiums	$197,133	$—	$—	$—	$—		$197,133
Loss and loss adjustment expenses	437,539	—	—	—	—		437,539
Ceded premium payable	87,635	—	—	—	—		87,635
Commissions and fees payable	109,317	—	—	—	—		109,317
Deferred income taxes	68,865	—	—	—	—		68,865
Debt	—	—	117,470	—	—	3B	117,470
Other liabilities	99,980	26,144	—	1,909	6,959	3A	134,992
Total liabilities	1,000,469	26,144	117,470	1,909	6,959		1,152,951
Redeemable noncontrolling interest	188,247	—	—	—	—		188,247
Total Octave stockholders' equity	843,384	8,561	—	(8,561)	(11,426)		831,958
Nonredeemable noncontrolling interest	115,790	—	—	—	—		115,790
Total stockholders' equity	959,174	8,561	—	(8,561)	(11,426)		947,748
Total liabilities, redeemable noncontrolling interest and stockholders' equity	$2,147,890	$34,705	$117,470	$(6,652)	$(4,467)		$2,288,946
See Notes to Unaudited Pro Forma Combined Financial Statements
(1) Historical Octave Consolidated is presented on continuing operations basis assuming sale of AAC was closed as of January 1, 2024
(2) Refer to Pro Forma Note 4 as certain of ArmadaCorp historical amounts have been reclassified to conform to Octave’s financial statement presentation.
(3) Refer to Pro Forma Note 2 for preliminary purchase accounting allocation related to the ArmadaCorp Transaction

Octave Specialty Group, Inc. and Subsidiaries
Unaudited Pro Forma Combined Statement of Operations
Year ended December 31, 2024
(Dollars in thousands, except share data)

	Historical Octave Consolidated(1)	Historical ArmadaCorp As Reclassified(2)	Issuance of Credit Facility	Acquisition Accounting Adjustments related to ArmadaCorp	Other Accounting Adjustments	Notes	Pro Forma Octave Consolidated
Revenues
Commissions	$92,023	$36,665	$—	$—	$—		$128,688
Servicing and other fees	6,353	2,111	—	—	—		8,464
Net premium earned	99,005	—	—	—	—		99,005
Program fees	13,506	—	—	—	—		13,506
Investment income	14,448	5	—	—	—		14,453
Other	10,480	220	—	—	—		10,700
Total revenues	235,815	39,001	—	—	—		274,816
Expenses
Commissions	40,876	2,087	—	—	—		42,963
Loss and loss adjustment expenses	72,626	—	—	—	—		72,626
Policy acquisition costs	23,666	—	—	—	—		23,666
General and administrative	129,166	19,630	—	—	23,729	3A	172,525
Intangible amortization and depreciation	19,947	175	—	9,733		3D	29,855
Interest	9,379	—	9,914	—	(9,379)	3B/3C	9,914
Total expenses	295,660	21,892	9,914	9,733	14,350		351,549
Income (loss) before income taxes	(59,845)	17,109	(9,914)	(9,733)	(14,350)		(76,733)
Provision (benefit) for income taxes	(924)	—	—	—	—		(924)
Net income (loss) from continuing operations	(58,921)	17,109	(9,914)	(9,733)	(14,350)		(75,809)
Net (gain) loss attributable to noncontrolling interest	(361)	—	—	—	—		(361)
Net gain (loss) attributable to stockholders	$(59,282)	$17,109	$(9,914)	$(9,733)	$(14,350)		$(76,170)

Weighted average number of common shares outstanding:
Basic	46,969,708						46,969,708
Diluted	46,969,708						46,969,708

Net income (loss) per share attributable to stockholders:
Basic	$(0.13)						$(0.49)
Diluted	$(0.13)						$(0.49)

See Notes to Unaudited Pro Forma Combined Financial Statements
(1) Historical Octave Consolidated is presented on continuing operations basis assuming sale of AAC was closed as of January 1, 2024.
(2) Refer to Pro Forma Note 4 as certain of ArmadaCorp historical amounts have been reclassified to conform to Octave’s financial statement presentation.

Octave Specialty Group, Inc. and Subsidiaries
Unaudited Pro Forma Combined Statement of Operations
Nine Months Ended September 30, 2025
(Dollars in thousands, except share data)

	Historical Octave Consolidated(1)	Historical ArmadaCorp As Reclassified(2)	Issuance of Credit Facility	Acquisition Accounting Adjustments related to ArmadaCorp	Other Accounting Adjustments	Notes	Pro Forma Octave Consolidated
Revenues
Commissions	$103,152	$31,761	$—	$—	$—		$134,913
Servicing and other fees	14,291	1,592	—	—	—		15,883
Net premium earned	48,908	—	—	—	—		48,908
Program fees	10,739	—	—	—	—		10,739
Investment income	8,090	5	—	—	—		8,095
Other	(861)	51	—	—	—		(810)
Total revenues	184,319	33,409	—	—	—		217,728
Expenses
Commissions	28,935	1,944	—	—	—		30,879
Loss and loss adjustment expenses	35,860	—	—	—	—		35,860
Policy acquisition costs	11,031	—	—	—	—		11,031
General and administrative	132,781	15,218	—	—	(14,167)	3A	133,832
Intangible amortization and depreciation	28,663	63	—	7,300	—	3D	36,026
Interest	17,209	—	6,548	—	(17,209)	3B/3C	6,548
Total expenses	254,479	17,225	6,548	7,300	(31,376)		254,176
Income (loss) before income taxes	(70,160)	16,184	(6,548)	(7,300)	31,376		(36,448)
Provision (benefit) for income taxes	(4,030)	—	—	—	—		(4,030)
Net income (loss) from continuing operations	(66,130)	16,184	(6,548)	(7,300)	31,376		(32,418)
Net (gain) loss attributable to noncontrolling interest	(2,292)	—	—	—	—		(2,292)
Net gain (loss) attributable to stockholders	$(68,422)	$16,184	$(6,548)	$(7,300)	$31,376		$(34,710)

Weighted average number of common shares outstanding:
Basic	47,862,071						47,862,071
Diluted	47,862,071						47,862,071

Net income (loss) per share attributable to stockholders:
Basic	$(1.70)						$(1.00)
Diluted	$(1.70)						$(1.00)

See Notes to Unaudited Pro Forma Combined Financial Statements
(1) Historical Octave Consolidated is presented on continuing operations basis assuming sale of AAC was closed as of January 1, 2024.
(2) Refer to Pro Forma Note 4 as certain of ArmadaCorp historical amounts have been reclassified to conform to Octave’s financial statement presentation.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
(Dollar amounts in Thousands, Except Share Amounts)
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
1.BASIS OF PRESENTATION
The unaudited pro forma combined financial statements have been derived from the historical consolidated financial statements of Octave Specialty Group, Inc. (“Octave”), reflective of the sale of Ambac Assurance Corporation (“AAC”) and the acquisition of ArmadaCorp Capital, LLC, (“ArmadaCorp”) in accordance with generally accepted accounting principles in the United State of America (US GAAP).
As discussed in Note 4, certain of ArmadaCorp historical amounts have been reclassified to conform to Octave’s financial statement presentation, and pro forma adjustments have been made to reflect the ArmadaCorp Transaction and additional accounting adjustments.
The ArmadaCorp Transaction is being accounted for as a business combination using the acquisition method of accounting under US GAAP, in accordance with the provisions of ASC 805, Business Combinations which requires assets acquired and liabilities assumed to be recorded at their acquisition date fair value. ASC 820, Fair Value Measurements, defines the term “fair value” as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Fair value measurements can be highly subjective, and it is possible the application of reasonable judgment could develop different assumptions resulting in a range of alternative estimates using the same facts and circumstances.
As of the date of this Proxy statement, Octave has not completed the detailed valuation studies necessary to determine the fair value of Armada’s assets to be acquired, the liabilities to be assumed, and the related allocations of purchase price. Therefore, the allocation of the purchase price as reflected in the unaudited pro forma combined financial statements is based upon management’s preliminary estimates of the fair value of the assets acquired and liabilities assumed. We estimated the fair value of ArmadaCorp’s assets and liabilities based on reviews of ArmadaCorp’s historical audited financial statements, discussions with ArmadaCorp management and other due diligence procedures. The final determination of the fair value of ArmadaCorp’s assets and liabilities will be based on the actual net tangible and intangible assets and liabilities of ArmadaCorp that exist as of the closing date of the acquisition. As a result, the pro forma purchase price adjustments related to the acquisition are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed. The final valuation may be materially different than the estimated values assumed in the unaudited pro forma combined financial statements.
The ArmadaCorp Transaction and the related transaction accounting adjustments are described in the accompanying notes to the pro forma financial statements. In accordance with Article 11 of Regulation S-X, the unaudited pro forma combined financial statements were prepared for illustrative and informational purposes only and are not intended to represent what our results of operations or financial position would have been had the Transactions occurred on the dates noted above, nor what they will be for any future periods. The pro forma adjustments are based on available information and certain assumptions that management believes are factually supportable. In the opinion of our management, all adjustments necessary to present fairly the pro forma financial statements have been made. The unaudited pro forma combined financial statements do not include the realization of any cost savings from operating efficiencies or synergies that might result from the Transactions. Additionally, we anticipate that certain nonrecurring charges will be incurred in connection with the Transactions, the substantial majority of which consist of fees paid to investment bankers, lawyers and other professional advisors. Any such charge could affect the future results of the Company in the period in which such charges are incurred; however, these costs are not expected to be incurred in any period beyond twelve months from the closing date of the Transactions. Accordingly, the unaudited pro forma statement of operations for the year ended December 31, 2024, reflects the effects of these non-recurring charges, which are not included in the historical statements of operations of Octave and ArmadaCorp for the year ended December 31, 2024.
All amounts presented within these notes to the unaudited pro forma combined financial statements are in thousands, except per share data.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
(Dollar amounts in Thousands, Except Share Amounts)
2.    PRELIMINARY PURCHASE PRICE ALLOCATION
On October 31, 2025, the Company, entered into a membership purchase agreement (the “Armada Purchase Agreement”), by and among the Company, Cirrata VI LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of Octave (the “Purchaser”), certain sellers set forth therein (the “Sellers”) and ArmadaCorp, pursuant to which, and upon the terms and subject to the conditions set forth therein, the Purchaser purchased ArmadaCorp from the Sellers for fixed consideration of approximately $250.0 million.
Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed of ArmadaCorp are recognized and measured at fair value. The allocation is dependent on certain valuations and other studies that have not yet been completed. Since the pro forma financial statements have been prepared based on preliminary estimates, the final purchase price allocation and the resulting effect on our financial position and results of operations may differ materially from the pro forma amounts included herein. The final purchase price allocation for the business combination will be performed after closing and adjustments to estimated amounts or recognition of additional assets acquired or liabilities assumed may occur as more detailed analyses are completed, and additional information is obtained about the facts and circumstances that existed as of the closing date of the ArmadaCorp Transaction. There can be no assurance that such finalization will not result in material changes on the unaudited pro forma combined financial statements contained herein and our future results of operations and financial position.
The preliminary purchase price allocation of ArmadaCorp is subject to change due to several factors, including, but not limited to:
•Changes in the estimated fair value of identifiable intangible assets, primarily from distribution relationships. Distribution relationships are important because of the propensity of these parties to generate predictable, recurring future revenue for ArmadaCorp. Such changes can result from our additional valuation analysis on relationship retention, changes in discount rates and other factors.
The table below represents a preliminary allocation of the estimated consideration to ArmadaCorp’s identifiable and intangible assets to be acquired and liabilities to be assume at September 30, 2025:

($ in thousands)
Total consideration for ArmadaCorp acquisition (1)	$243,509

Cash and cash equivalents (including Restricted cash)	23,632
Intangible assets	146,000
Other assets	11,235
Total assets	180,867
Total liabilities	28,053
Net assets acquired	152,814
Preliminary allocation to goodwill	$90,695

(1) The consideration reflects the fixed consideration of $250,000, less adjustments of $6,491 for incentive payments to be settled post close.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
(Dollar amounts in Thousands, Except Share Amounts)
3.    PRO FORMA ADJUSTMENTS AND ASSUMPTIONS
A.The increases (decreases) below are included in the Unaudited Pro Forma Combined Balance Sheet at September 30, 2025:

Termination of leases related to the sale of AAC	$(4,467)
Total other accounting adjustments to other assets	$(4,467)

Termination of leases related to the sale of AAC	$(2,688)
Acceleration of incentive compensation related to the sale of AAC	3,405
Transaction costs related to the ArmadaCorp Transaction	6,242
Total other accounting adjustments to other liabilities	$6,959

The expenses (income) below are included in the Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 2024:

Termination of leases related to the sale of AAC	$3,683
Acceleration of incentive compensation related to the sale of AAC	11,469
Transaction costs related to the ArmadaCorp Transaction	7,655
Expense related to change in ArmadaCorp compensation plan	922
Total other accounting adjustments to general and administrative expenses	$23,729

The expenses (income) below are included in the Unaudited Pro Forma Combined Statement of Operations for the nine months ended September 30, 2025:

Termination of leases related to the sale of AAC	$(2,299)
Acceleration of incentive compensation related to the sale of AAC	(12,337)
Transaction costs related to the ArmadaCorp Transaction	—
Expense related to change in ArmadaCorp compensation plan	469
Total other accounting adjustments to general and administrative expenses	$(14,167)

B.In connection with the ArmadaCorp Transaction, Octave issued debt in the aggregate principal amount of $120,000 consisting of (i) a $100,000 senior secured term loan (the “Term Loan”) and (ii) a $20,000 senior secured revolving credit facility (the “Revolving Facility”), which includes customary letter of credit and swingline sub-facilities. Accordingly, this adjustment represents interest expense on such funds as if they were received on January 1, 2024, and made the scheduled principal payments on the Term Loan.
C.In connection with the sale of AAC, which closed on September 29, 2025, assumed that the transaction closed on January 1, 2024 and the $150,000 credit facility that was used to acquire Beat Capital Partners Limited was repaid upon the sale closing.
D.Represents the amortization of identifiable intangible assets that were acquired as part of the ArmadaCorp Transaction with an estimated amortization period of 15 years.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
(Dollar amounts in Thousands, Except Share Amounts)
4.    RECLASSIFICATION OF ARMADACORP HISTORICAL AMOUNTS
The historical financial statements of ArmadaCorp are adjusted to reflect reclassifications in order to conform to our financial statement presentation.
(a)The amounts below represent results as of September 30, 2025:

	Historical ArmadaCorp	Reclassifications	Historical ArmadaCorp as Reclassified
ASSETS
Cash and cash equivalents (including Restricted cash)	$23,632	$—	$23,632
Accounts receivable and other receivables, net	7,171	(7,171)	—
Premiums, commissions and fees receivable	—	7,145	7,145
Current portion of prepaids	587	(587)	—
Property and equipment, net	104	(104)	—
Other assets	3,211	717	3,928
Total assets	$34,705	$—	$34,705
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Current liabilities	$24,735	$(24,735)	$—
Other liabilities	1,409	24,735	26,144
Total liabilities	26,144	—	26,144
Total stockholders' equity	8,561	—	8,561
Total liabilities, redeemable noncontrolling interest and stockholders' equity	$34,705	$—	$34,705
(b)The amounts below represent results for the year ended December 31, 2024:

	Historical ArmadaCorp	Reclassifications		Historical ArmadaCorp as Reclassified
Revenues
Revenue	$38,995	$(38,995)		$—
Commissions	—	36,665		36,665
Servicing and other fees	—	2,111		2,111
Investment income	5	—		5
Other	1	219		220
Total revenues	39,001	—		39,001
Expenses
Operating Expenses	21,892	(21,892)		—
Commissions	—	2,087		2,087
General and administrative	—	19,630		19,630
Intangible amortization and depreciation	—	175		175
Total expenses	21,892	—		21,892
Income (loss) before income taxes	17,109	—		17,109
Provision (benefit) for income taxes	—	—	.	—
Net income (loss) from continuing operations	$17,109	$—		$17,109

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
(Dollar amounts in Thousands, Except Share Amounts)
(c) The amounts below represent results for the nine months ended September 30, 2025:

	Historical ArmadaCorp	Reclassifications	Historical ArmadaCorp as Reclassified
Revenues
Revenue	$33,404	$(33,404)	$—
Commissions	—	31,761	31,761
Servicing and other fees	—	1,592	1,592
Investment income	5	—	5
Other	—	51	51
Total revenues	33,409	—	33,409
Expenses
Operating Expenses	17,225	(17,225)	—
Commissions	—	1,944	1,944
General and administrative	—	15,218	15,218
Intangible amortization and depreciation	—	63	63
Total expenses	17,225	—	17,225
Income (loss) before income taxes	16,184	—	16,184
Provision (benefit) for income taxes	—	—	—
Net income (loss) from continuing operations	$16,184	$—	$16,184